Exhibit 99.1

VCA Antech, Inc. Reports Fourth Quarter 2013 Results and Provides Financial Guidance for 2014

  Revenue increased 4.1% to a fourth quarter record of $435.5 million
  Gross profit increased 6.9% to $87.5 million
  Operating income increased 155.0% to $45.9 million, or 14.8% to $45.9 million, on an as adjusted basis
  Diluted earnings per common share increased 142.4% to $0.28, or 16.7% to $0.28, on an as adjusted basis
  Adjusted EPS Excluding Amortization increased 10.7% to $0.31

LOS ANGELES--(BUSINESS WIRE)--February 13, 2014--VCA Antech, Inc. (NASDAQ:WOOF), a leading animal healthcare company in the United States and Canada, today reported financial results for the fourth quarter ended December 31, 2013, as follows: revenue increased 4.1% to $435.5 million and gross profit increased 6.9% to $87.5 million; operating income increased 155.0% to $45.9 million; net income increased 142.6% to $24.7 million and diluted earnings per common share increased 142.4% to $0.28.

The three and twelve months ended December 31, 2012 include a non-cash impairment charge of $123.6 million, $79.2 million net of tax or $0.90 per common share, primarily related to the write-down of goodwill and other long-lived assets in our Vetstreet business, included in our All Other segments category. On an as adjusted basis, operating income increased 14.8% to $45.9 million; net income increased 16.8% to $24.7 million; diluted earnings per common share increased 16.7% to $0.28. Non-GAAP earnings per diluted share, excluding acquisition-related amortization (“Adjusted EPS Excluding Amortization”), increased 10.7% to $0.31 for the three months ended December 31, 2013.

We also reported our financial results for the twelve months ended December 31, 2013, as follows: revenue increased 6.1% to $1.8 billion and gross profit increased 9.2% to $409.4 million; operating income increased 167.9% to $249.0 million; net income increased 201.9% to $137.5 million and diluted earnings per common share increased 200.0% to $1.53. Our financial results for the twelve months ended December 31, 2013, on an as adjusted basis are as follows: gross profit increased 7.7% to $407.2 million; operating income increased 13.2% to $248.6 million; net income increased 14.2% to $138.1 million and diluted earnings per common share increased 13.2% to $1.54. Adjusted EPS Excluding Amortization increased 10.5% to $1.68 for the twelve months ended December 31, 2013.

Bob Antin, Chairman and CEO, stated, “Our core Animal Hospital and Laboratory segments have continued to experience revenue growth. As a result, we are optimistic about our overall growth prospects in 2014.

“Animal Hospital revenue in the fourth quarter of 2013 increased 4.0%, to $343.2 million, driven by acquisitions made in the past twelve months and same-store revenue growth of 0.9%. Our same-store gross profit margin increased to 13.0% from 12.4% and with the expected lower margins for acquired Animal Hospitals, our consolidated gross margin increased to 12.5%, compared to 12.1% for the prior-year quarter. Our Animal Hospital operating margin increased to 9.7%, compared to 9.2%, for the prior-year quarter. During the quarter, we acquired 6 independent animal hospitals which had historical combined annual revenue of $14.6 million.

“Laboratory internal revenue in the fourth quarter increased 5.3%, to $79.2 million, driven by both an increase in the number of requisitions of 2.1% and average revenue per requisition of 3.2%. Our Laboratory gross profit margin increased to 44.3% from 42.2% and our operating margin increased to 34.4% from 32.6%."

2014 Financial Guidance

We provide the following financial guidance for the full year 2014:

  Revenue from $1.9 billion to $1.925 billion;
  Net income from $144 million to $153 million;
  Diluted earnings per common share from $1.62 to $1.72; and
  Adjusted EPS Excluding Amortization from $1.77 to $1.87.

During the first quarter, we began reporting Adjusted EPS Excluding Amortization as we believe that by providing this non-GAAP financial measure, we will provide our investors better insight into the operating performance of the business. As we continue to grow our business through acquisitions, we will use Adjusted EPS Excluding Amortization as a measure of operational performance, growth and shareholder returns.

Non-GAAP Financial Measures

We believe investors’ understanding of our total performance is enhanced by disclosing adjusted net income, adjusted diluted earnings per common share and Adjusted EPS Excluding Amortization. We define these adjusted measures as the reported amounts, adjusted to exclude certain significant items and amortization of intangibles acquired in acquisitions.

Management believes these adjusted measures are useful to management and investors in evaluating the Company's operational performance and their use provides an additional tool for evaluating the Company's operating results and trends. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of related trends.

There is a material limitation associated with the use of these non-GAAP financial measures: our adjusted measures exclude the impact of these significant items, and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled “Supplemental Operating Data.”

Conference Call

We will discuss our fourth quarter 2013 financial results during a conference call today, February 13th, at 4:30 p.m. Eastern Time. A live broadcast of the call may be accessed by visiting our website at investor.vcaantech.com. The call may also be accessed by dialing (877) 293-5492. Interested parties should call at least ten minutes prior to the start of the call to register. Replay of the webcast will be available for ninety days by visiting the company's website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among the forward-looking statements in this press release are statements addressing our plans, expectations, future financial position and results of operation. These forward-looking statements are not historical facts and are inherently uncertain and out of our control. Any or all of our forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Actual future results may vary materially. Among other factors that could cause our actual results to differ from this forward-looking information are: our ability to execute on our growth strategy and to manage acquired operations; changes in demand for our products and services; fluctuations in our revenue adversely affecting our gross profit, operating income and margins; and the effects of the other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2012, reports on Form 10-Q and our other filings with the SEC.

About VCA Antech

We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, additionally we are the largest provider of online communication, professional education and marketing solutions to the veterinary community. We also supply diagnostic imaging equipment to the veterinary industry.

VCA Antech, Inc. Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenue:
Animal hospital	$343,220	$330,067	$1,417,908	$1,331,314
Laboratory	79,806	75,165	344,831	327,801
All other	29,283	31,117	112,740	112,960
Intercompany	(16,856)	(18,157)	(72,110)	(72,433)
	435,453	418,192	1,803,369	1,699,642

Direct costs	347,967	336,385	1,393,989	1,324,668

Gross profit:
Animal hospital	42,976	39,923	209,127	189,111
Laboratory	35,378	31,737	163,879	151,761
All other	9,538	11,363	38,601	38,707
Intercompany	(406)	(1,216)	(2,227)	(4,605)
	87,486	81,807	409,380	374,974

Selling, general and administrative expense:
Animal hospital	8,410	8,029	34,133	30,826
Laboratory	8,024	7,267	31,915	29,660
All other	8,368	10,803	32,941	37,879
Corporate	15,493	15,400	58,922	58,790
	40,295	41,499	157,911	157,155
Goodwill and other long-lived assets impairment	—	123,573	—	123,573
Net loss on sale of assets	1,268	288	2,455	1,310
Operating income (loss)	45,923	(83,553)	249,014	92,936
Interest expense, net	4,110	3,806	18,549	16,552
Business combination adjustment gain	—	—	—	(5,719)
Other expense (income)	203	151	90	(488)
Income (loss) before provision for income taxes	41,610	(87,510)	230,375	82,591
Provision for income taxes	15,882	(30,485)	87,453	31,875
Net income (loss)	25,728	(57,025)	142,922	50,716
Net income attributable to noncontrolling interests	1,011	1,026	5,411	5,165
Net income (loss) attributable to VCA Antech, Inc.	$24,717	$(58,051)	$137,511	$45,551

Diluted earnings (loss) per share	$0.28	$(0.66)	$1.53	$0.51

Weighted-average shares outstanding for diluted earnings per share	89,650	88,060	89,663	88,671

VCA Antech, Inc. Consolidated Balance Sheets (Unaudited) (In thousands)

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$125,029	$68,435
Trade accounts receivable, net	59,900	55,912
Inventory	55,067	51,456
Prepaid expenses and other	25,417	25,086
Deferred income taxes	28,907	22,579
Prepaid income taxes	15,434	20,061
Total current assets	309,754	243,529
Property and equipment, net	448,366	403,444
Other assets:
Goodwill	1,330,917	1,291,231
Other intangible assets, net	86,671	94,823
Notes receivable, net	3,454	6,080
Deferred financing costs, net	2,987	4,232
Other	55,632	48,241
Total assets	$2,237,781	$2,091,580

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$51,087	$39,002
Accounts payable	36,962	39,416
Accrued payroll and related liabilities	57,337	49,893
Other accrued liabilities	58,762	57,131
Total current liabilities	204,148	185,442
Long-term debt, less current portion	568,558	591,641
Deferred income taxes	100,099	75,846
Other liabilities	36,758	37,267
Total liabilities	909,563	890,196
Redeemable noncontrolling interests	10,678	6,991
VCA Antech, Inc. stockholders’ equity:
Common stock	89	88
Additional paid-in capital	384,721	390,359
Retained earnings	928,720	791,209
Accumulated other comprehensive (loss) income	(6,190)	1,847
Total VCA Antech, Inc. stockholders’ equity	1,307,340	1,183,503
Noncontrolling interests	10,200	10,890
Total equity	1,317,540	1,194,393
Total liabilities and equity	$2,237,781	$2,091,580

VCA Antech, Inc. Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Twelve Months Ended December 31,
	2013	2012
Cash flows from operating activities:
Net income	$142,922	$50,716
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and other long-lived assets impairment	—	123,573
Depreciation and amortization	77,409	76,227
Amortization of debt issue costs	1,245	1,278
Provision for uncollectible accounts	7,360	6,396
Business combination adjustment gain	—	(5,719)
Net loss on sale of assets	2,455	1,310
Share-based compensation	14,104	14,087
Deferred income taxes	18,064	(33,398)
Excess tax benefit from exercise of stock options	(3,446)	(2,868)
Other	(377)	(584)
Changes in operating assets and liabilities:
Trade accounts receivable	(11,048)	1,640
Inventory, prepaid expense and other assets	(7,134)	(10,329)
Accounts payable and other accrued liabilities	557	3,640
Accrued payroll and related liabilities	6,502	7,181
Income taxes	7,759	4,103
Net cash provided by operating activities	256,372	237,253
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(52,688)	(134,916)
Real estate acquired in connection with business acquisitions	(5,328)	(5,337)
Property and equipment additions	(73,270)	(76,807)
Proceeds from sale of assets	7,096	115
Other	(2,541)	(2,313)
Net cash used in investing activities	(126,731)	(219,258)
Cash flows from financing activities:
Repayment of debt	(41,129)	(60,775)
Proceeds from issuance of long-term debt	—	50,000
Proceeds from revolving credit facility	—	50,000
Repayment of revolving credit facility	—	(50,000)
Payment of financing costs	—	(122)
Distributions to noncontrolling interest partners	(4,866)	(4,481)
Purchase of noncontrolling interest	(6,581)	—
Proceeds from issuance of common stock under stock option plans	17,233	9,533
Excess tax benefit from exercise of stock options	3,446	2,868
Stock repurchases	(39,367)	(8,159)
Other	(749)	(2,378)
Net cash used in financing activities	(72,013)	(13,514)
Effect of currency exchange rate changes on cash and cash equivalents	(1,034)	303
Increase in cash and cash equivalents	56,594	4,784
Cash and cash equivalents at beginning of period	68,435	63,651
Cash and cash equivalents at end of period	$125,029	$68,435

VCA Antech, Inc. Supplemental Operating Data (Unaudited - In thousands, except per share amounts)

Table #1
Reconciliation of net income attributable to VCA Antech, Inc., to adjusted net income attributable to VCA Antech, Inc., excluding amortization (1)	Three Months Ended December 31,		Twelve Months Ended December 31,

	2013	2012	2013	2012

Net income (loss) attributable to VCA Antech, Inc.	$24,717	$(58,051)	$137,511	$45,551
Goodwill and other long-lived assets impairment (2)	—	123,573	—	123,573
Tax benefit from goodwill and other long-lived assets impairment (2), (8)	—	(44,353)	—	(44,353)
Vacant property adjustments (3)	—	—	3,804	—
Tax benefit from vacant property adjustments (3), (8)	—	—	(1,489)	—
Inventory adjustment (4)	—	—	(2,808)	—
Tax expense from inventory adjustment (4), (8)	—	—	1,099	—
Business combination adjustment gain (5)	—	—	—	(5,719)
Depreciation expense adjustment (6)	—	—	—	3,051
Tax benefit from depreciation expense adjustment (6), (8)	—	—	—	(1,194)

Adjusted net income attributable to VCA Antech Inc.	$24,717	$21,169	$138,117	$120,909
Addback of intangible asset amortization associated with acquisitions, net of tax (7), (8)	2,910	3,591	12,740	13,834
Adjusted net income attributable to VCA Antech, Inc. excluding amortization	$27,627	$24,760	$150,857	$134,743

Table #2	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of diluted earnings per share to Adjusted EPS excluding amortization (1)
	2013	2012	2013	2012

Diluted earnings (loss) per share	$0.28	$(0.66)	$1.53	$0.51
Impact of goodwill and other long-lived assets impairment, net of tax (2)	—	0.90	—	0.89
Impact of vacant property adjustments, net of tax (3)	—	—	0.03	—
Impact of inventory adjustment, net of tax (4)	—	—	(0.02)	—
Impact of business combination adjustment gain (5)	—	—	—	(0.06)
Impact of depreciation expense adjustment, net of tax (6)	—	—	—	0.02

Adjusted Earnings per share	$0.28	$0.24	$1.54	$1.36
Impact of intangible asset amortization associated with acquisitions, net of tax (7)	0.03	0.04	0.14	0.16
Adjusted EPS excluding amortization	$0.31	$0.28	$1.68	$1.52

Shares used for computing diluted loss per share		88,060
Shares used for computing adjusted diluted earnings per share	89,650	88,914	89,663	88,671

VCA Antech, Inc. Supplemental Operating Data (continued) (Unaudited - In thousands, except per share amounts)

Table #3	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of gross profit to adjusted gross profit (1)
	2013	2012	2013	2012

Consolidated gross profit	$87,486	$81,807	$409,380	$374,974
Impact of vacant property adjustments (3)	—	—	2,046	—
Impact of inventory adjustment (4)	—	—	(2,808)	—
Impact of depreciation expense adjustment (6)	—	—	—	3,051
Impact of rent expense adjustments (9)	—	—	(1,396)	—

Consolidated adjusted gross profit	$87,486	$81,807	$407,222	$378,025
Consolidated adjusted gross profit margin	20.1%	19.6%	22.6%	22.2%

Table #4	Three Months Ended December 31,		Twelve Months Ended December 31,
Reconciliation of operating income to adjusted operating income (1)
	2013	2012	2013	2012

Consolidated operating income (loss)	$45,923	$(83,553)	$249,014	$92,936
Impact of goodwill and other long-lived assets impairment (2)	—	123,573	—	123,573
Impact of vacant property adjustments (3)	—	—	3,804	—
Impact of inventory adjustment (4)	—	—	(2,808)	—
Impact of depreciation expense adjustment (6)	—	—	—	3,051
Impact of rent expense adjustments (9)	—	—	(1,396)	—

Consolidated adjusted operating income	$45,923	$40,020	$248,614	$219,560
Consolidated adjusted operating margin	10.5%	9.6%	13.8%	12.9%

(1)	Management uses adjusted net income excluding acquisition-related amortization, adjusted EPS excluding amortization, adjusted gross profit and adjusted operating income and its components among other factors, to measure the performance of the overall Company. Further, we believe that investors' understanding of our performance is enhanced by disclosing these measures. Adjusted net income excluding acquisition-related amortization and its components and adjusted EPS excluding amortization measures are not, and should not be viewed as substitutes for, U.S. generally accepted accounting principles (GAAP) net income and its components and diluted earnings per share.

(2)	During the prior year quarter, we recorded a non-cash impairment charge of $123.6 million, of which $122.4 million relates to the write-down of goodwill and other long-lived assets in our Vetstreet business, reported in our All Other segment.

(3)	During the first quarter, we recorded a write-down to net realizable value of $1.8 million related to a vacant property that is held for sale, and we accrued costs totaling $2.0 million related to a vacant leased property.

(4)	In the third quarter, we recorded a non-cash physical inventory adjustment in our Animal Hospital business segment which resulted in a $2.8 million credit adjustment to direct costs.

(5)	As a result of the acquisition of a controlling interest in AVC, we recorded in the first quarter of 2012, a gain for the increase in value of our previously held interest in AVC, which we acquired in 2008.

(6)	Due to corrections in the calculation of depreciation on certain assets, we recognized an additional depreciation expense during the second quarter of 2012.

(7)	Beginning the first quarter of 2013, we report Adjusted EPS Excluding Amortization to exclude acquisition-related amortization, and other infrequent charges and credits. We believe Adjusted EPS Excluding Amortization will provide our investors with better insight into the operating performance of the business.

(8)	The rate used to calculate the tax benefit is the statutory rate of the applicable year.

(9)	In the second quarter, we recorded a reduction in rent expense as a result of a capital lease that was previously treated as an operating lease in our Animal Hospital segment.

VCA Antech, Inc. Supplemental Operating Data (continued) (Unaudited - In thousands, except per share amounts)

			As of
Table #5			December 31, 2013	December 31, 2012
Selected consolidated balance sheet data
Debt:
Senior term notes			$556,914	$592,422
Other debt and capital leases			62,731	38,221
Total debt			$619,645	$630,643

	Three Months Ended December 31,		Twelve Months Ended December 31,
Table #6
Selected expense data	2013	2012	2013	2012

Rent expense	$16,940	$17,105	$67,615	$66,032

Depreciation and amortization included in direct costs:
Animal hospital	$14,530	$13,865	$57,011	$53,932
Laboratory	2,571	2,431	10,157	9,775
All other	1,519	1,172	5,122	6,485
Intercompany	(448)	(427)	(1,783)	(1,529)
	$18,172	$17,041	$70,507	$68,663
Depreciation and amortization included in selling, general and administrative expense	1,454	2,304	6,902	7,564
Total depreciation and amortization	$19,626	$19,345	$77,409	$76,227

Share-based compensation included in direct costs:
Laboratory	$120	$86	$448	$330

Share-based compensation included in selling, general and administrative expense:
Animal hospital	306	291	1,723	1,049
Laboratory	319	294	1,198	1,141
All other	236	166	794	602
Corporate	2,783	2,784	9,941	10,965
	3,644	3,535	13,656	13,757
Total share-based compensation	$3,764	$3,621	$14,104	$14,087

CONTACT:
VCA Antech, Inc.
Tomas Fuller
Chief Financial Officer
(310) 571-6505